SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                      95-4431352
     (State or Other Jurisdiction                        (I.R.S. Employer
    of Incorporation or Organization)                   Identification No.)
-------------------------------------------------------------------------------

         26081 AVENUE HALL
        VALENCIA, CALIFORNIA                                    91355
(Address of Principal Executive Offices)                      (Zip Code)

                  3D SYSTEMS CORPORATION 2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

              BRIAN SERVICE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             3D SYSTEMS CORPORATION
                                26081 AVENUE HALL
                           VALENCIA, CALIFORNIA 91355

                     (Name and Address of Agent for Service)

                                 (805) 295-5600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JULIE KAUFER, ESQ.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 229-1000

                                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                           Proposed Maximum         Proposed Maximum
 Title of Securities to be    Amount to be Registered     Offering Price Per       Aggregate Offering             Amount of
        Registered                                              Share                     Price                Registration Fee
---------------------------- -------------------------- ------------------------ ----------------------- --------------------------

Common Stock                       500,000 Shares(1)            $17.04(2)             $8,520,000                   $2,130
$0.001 par value
============================ ========================== ======================== ======================= ==========================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 7, 2001.

                                     PART I*

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b)  The Registrant's Current Report on Form 8-K filed April 10, 2001;

     (c) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-2, dated May 10, 1995, as amended by Amendment No. 1 dated May 25, 1995, Amendment No. 2 dated June 13, 1995 and Amendment No. 3 dated June 19, 1995.

     (d) All documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Nine of the Registrant's Certificate of Incorporation and Article Five of its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Nine of the Company's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

         The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Imdemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

         10.1     3D Systems Corporation 2001 Stock Option Plan.

         23.1     Consent of Deloitte & Touche, LLP.

         23.2     Consent of PricewaterhouseCoopers LLP.

         23.3 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in exhibit 5.1).

         24.1 Power of Attorney (included as part of the signature page of this registration statement).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California on this 31st day of May, 2001.

                                    3D SYSTEMS CORPORATION
                                    (Registrant)

                                By: /S/ E. JAMES SELZER
                                    --------------------
                                    E. James Selzer
                                    Chief Financial Officer and Vice
                                    President, Finance



                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Brian K. Service and E. James Selzer, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this registration statement and any or all amendment (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.


                    Signature                                           Title                               Date

/S/ BRIAN K. SERVICE                                President and Chief Executive Officer and           May 31, 2001
--------------------------------------               Director (Principal Executive Officer)
Brian K. Service

/S/ E. JAMES SELZER                                 Chief Financial Officer and VP, Finance             May 31, 2001
--------------------------------------               (Principal Financial Officer and Principal
E. James Selzer                                       Accounting Officer)

/S/ CHARLES W. HULL                                 Chief Technology Officer and Director               May 31, 2001
--------------------------------------
Charles W. Hull

/S/ WALTER LOEWENBAUM                               Chairman of the Board of Directors                  May 31, 2001
--------------------------------------
Walter Loewenbaum

/S/ GARY J. SBONA                                   Director                                            May 31, 2001
--------------------------------------
Gary J. Sbona

                                                    Director
--------------------------------------
Miriam V. Gold

                                                    Director
--------------------------------------
Kevin S. Moore

                                                    Director
--------------------------------------
Richard C. Spalding

/S/ JIM D. KEVER                                    Director                                            May 31, 2001
--------------------------------------
Jim D. Kever

                                  EXHIBIT INDEX



EXHIBIT NO.           EXHIBIT DESCRIPTION
-----------           -------------------

5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

10.1           3D Systems Corporation 2001 Stock Option Plan.

23.1           Consent of Deloitte & Touche, LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page of this registration statement).

                                                                     Exhibit 5.1

            Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                          June 4, 2001





3D Systems Corporation
26081 Avenue Hall
Valencia, California 91355


Ladies/Gentlemen:

         At your request, we have examined the registration statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by 3D Systems Corporation, a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933 (the "Act"), 500,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Company issuable pursuant to the Company's 2001 Stock Option Plan (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                  Respectfully submitted,

                                  /S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                  ---------------------------------------------
                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                                                    Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the incorporation by reference in this Registration Statement of 3D Systems Corporation on Form S-8 of our report dated March 5, 2001, appearing in the Annual Report on Form 10-K of 3D Systems Corporation for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 6, 2001

                                                                    Exhibit 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of 3D Systems Corporation on Form S-8 of our reports dated February 14, 2000, relating to the consolidated financial statements and financial statement schedule of 3D Systems Corporation as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which appears in 3D System Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by reference.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 8, 2001